INVESTMENT MANAGEMENT
Reliable Partner | Reliable Investing®

(g)(5)(v)

FORM OF

November 18, 2022

John T. Fox

Head of Client Management and Sales (Americas)

BNY Mellon Markets – Securities Finance

240Greenwich Street, 4th Floor New York, NY 10286

Dear Mr. Fox:

Pursuant to the terms and conditions of the Securities Lending Agreement and Guaranty, dated August 7, 2003 (the "Agreement"), we hereby notify you of the addition of Voya VACS Series MCV Fund, a newly established series of Voya Equity Trust; the addition of Voya VACS Series HYB Fund, a newly established series of Voya Funds Trust; the addition of Voya VACS Series EME Fund, a newly established series of Voya Mutual Funds; and the addition of Voya VACS Series EMHCD Fund and Voya VACS Series SC Fund, each a newly established series of Voya Separate Portfolios Trust (collectively with Voya VACS Series MCV Fund, Voya VACS Series HYB Fund, and Voya VACS Series EME Fund, the "Funds"), effective on [Date], 2022, to be included on the Amended Exhibit A to the Agreement. This Amended Exhibit A supersedes the previous Amended Exhibit A dated October 21, 2022.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

Please signify your acceptance to provide services under the Agreement with respect to the aforementioned Funds by signing below where indicated. If you have any questions, please contact me at (480) 477-2190.

Very sincerely,

By:

Name: Todd Modic

Title: Senior Vice President

Voya Equity Trust

Voya Funds Trust

Voya Mutual Funds

Voya Separate Portfolios Trust

ACCEPTED AND AGREED TO:

The Bank of New York Mellon

By:
Name:
Title:	__________________________, Duly Authorized

AMENDED EXHIBIT A

with respect to the

SECURITIES LENDING AGREEMENT AND GUARANTY

Fund	BNY Account Number
(domestic/global)
Voya Asia Pacific High Dividend Equity Income Fund	Composite – 405906
Equity Sleeve – 405907
Derivatives Sleeve – 405909
Voya Balanced Portfolio, Inc.
Voya Balanced Portfolio	464428
Voya Emerging Markets High Dividend Equity Fund	Composite – 405899
Equity Sleeve – 405901
Derivatives Sleeve – 405904
Voya Equity Trust
Voya Corporate Leaders® 100 Fund	471161
Voya Global Multi-Asset Fund	464722
Voya Large-Cap Growth Fund	464733
Voya Large Cap Value Fund	471164
Voya Mid Cap Research Enhanced Index Fund	464727
Voya MidCap Opportunities Fund	464741
Voya Multi-Manager Mid Cap Value Fund	Composite – 472138
Hahn Sleeve – 472391
LSV Sleeve – 473941
Wellington Sleeve – 472393
VIL Sleeve – 941479
Voya Small Cap Growth Fund	854265
Voya Small Company Fund	464729
Voya SmallCap Opportunities Fund	464743
Voya U.S. High Dividend Low Volatility Fund	473010
Voya VACS Series MCV Fund	[TBD]
Voya Funds Trust
Voya GNMA Income Fund	464012
Voya Government Money Market Fund	464064
Voya High Yield Bond Fund	464010
Voya Intermediate Bond Fund	464006
Voya Short Term Bond Fund	473565
Voya Strategic Income Opportunities Fund	473423
Voya VACS Series HYB Fund	[TBD]
Voya Global Advantage and Premium Opportunity Fund	Composite – 405880
Equity Sleeve – 405883
Derivatives Sleeve – 405886

Fund	BNY Account Number
(domestic/global)
Voya Global Equity Dividend and Premium Opportunity	Composite – 405889
Fund	Equity Sleeve – 405890
Derivatives Sleeve – 405892
Voya Government Money Market Portfolio	464412
Voya Infrastructure, Industrials and Materials Fund	Equity – 471149
Composite – 471153
Derivative – 471155
Voya Intermediate Bond Portfolio	464400
Voya Investors Trust
Voya Balanced Income Portfolio	Composite – 405867
SIO – 405868
US HDLV – 405870
INTL HDLV – 405871
MASS – 405872
CASH AC – 405874
Voya Global Perspectives® Portfolio	473354
Voya Government Liquid Assets Portfolio	058081
Voya High Yield Portfolio	464018
Voya Large Cap Growth Portfolio	464706
Voya Large Cap Value Portfolio	470567
Voya Limited Maturity Bond Portfolio	058082
Voya Retirement Conservative Portfolio	471092
Voya Retirement Growth Portfolio	464996
Voya Retirement Moderate Growth Portfolio	464994
Voya Retirement Moderate Portfolio	464992
Voya U.S. Stock Index Portfolio	464701
Voya VACS Index Series S Portfolio	TBD
VY® BlackRock Inflation Protected Bond Portfolio	470551
VY® CBRE Global Real Estate Portfolio	464280
VY® CBRE Real Estate Portfolio	058086
VY® Invesco Growth and Income Portfolio	058090
VY® JPMorgan Emerging Markets Equity Portfolio	058096
VY® JPMorgan Small Cap Core Equity Portfolio	279610
VY® Morgan Stanley Global Franchise Portfolio	279605
VY® T. Rowe Price Capital Appreciation Portfolio	058084
VY® T. Rowe Price Equity Income Portfolio	058087
Voya Mutual Funds
Voya Global Bond Fund	464773
Voya Global Diversified Payment Fund	471174
Voya Global High Dividend Low Volatility Fund	464218
Voya Global Perspectives® Fund	473352
Voya International High Dividend Low Volatility Fund	473009
Voya Multi-Manager Emerging Markets Equity Fund	Composite – 472158
JPM Sleeve – 472392

Fund	BNY Account Number
(domestic/global)
Delaware Sleeve – 472394
Van Eck Sleeve – 473280
VIL Sleeve – 941478
Voya Multi-Manager International Equity Fund	Composite – 472499
Baillie Gifford Sleeve – 472492
Lazard Sleeve – 473411
Polaris Sleeve – 941469
VIL Sleeve – 941476
Wellington Sleeve – 941468
Composite – 472496
Voya Multi-Manager International Factors Fund	VIL Sleeve – 941482
PanAgora Sleeve – 938465
Voya IM Sleeve – 941467
Voya Multi-Manager International Small Cap Fund	Composite – 464301
Acadian Sleeve – 464216
Victory Sleeve – 472970
VIL Sleeve – 941477
Wellington Sleeve - 471162
Voya Russia Fund	464208
Voya VACS Series EME Fund	[TBD]
Voya Partners, Inc.
Voya Global Bond Portfolio	464548
Voya Index Solution 2025 Portfolio	471154
Voya Index Solution 2030 Portfolio	472495
Voya Index Solution 2035 Portfolio	471158
Voya Index Solution 2040 Portfolio	472399
Voya Index Solution 2045 Portfolio	471159
Voya Index Solution 2050 Portfolio	472493
Voya Index Solution 2055 Portfolio	471368
Voya Index Solution 2060 Portfolio	472157
Voya Index Solution 2065 Portfolio	402325
Voya Index Solution Income Portfolio	471151
Voya International High Dividend Low Volatility Portfolio	405916
Voya Solution 2025 Portfolio	464594
Voya Solution 2030 Portfolio	472590
Voya Solution 2035 Portfolio	464596
Voya Solution 2040 Portfolio	472398
Voya Solution 2045 Portfolio	464574
Voya Solution 2050 Portfolio	472589
Voya Solution 2055 Portfolio	471370
Voya Solution 2060 Portfolio	472798
Voya Solution 2065 Portfolio	402329
Voya Solution Aggressive Portfolio	473350
Voya Solution Balanced Portfolio	471083
Voya Solution Conservative Portfolio	471928
Voya Solution Income Portfolio	464586
Voya Solution Moderately Aggressive Portfolio	471926
Voya Solution Moderately Conservative Portfolio	471082

Fund	BNY Account Number
(domestic/global)
VY® American Century Small-Mid Cap Value Portfolio	464515/464521
Composite – 464501
VY® Baron Growth Portfolio	464504
VY® Columbia Contrarian Core Portfolio	464546
VY® Columbia Small Cap Value II Portfolio	Team II, Sleeve 1 – 464785
Team I, Sleeve II – 471330
Composite – 471329
VY® Invesco Comstock Portfolio	464512
VY® Invesco Equity and Income Portfolio	464536
VY® Invesco Global Portfolio	464508
VY® JPMorgan Mid Cap Value Portfolio	464506
VY® T. Rowe Price Diversified Mid Cap Growth Portfolio	464534
VY® T. Rowe Price Growth Equity Portfolio	464530
Voya Separate Portfolios Trust
Voya Emerging Markets Corporate Debt Fund	472953
Voya Emerging Markets Hard Currency Debt Fund	472951
Voya Investment Grade Credit Fund	470568
Voya Securitized Credit Fund	Composite – 473623
AB Sleeve – 473626
CMB Sleeve – 473624
Overlay Sleeve – 473628
RMB Sleeve – 473625
Voya Target In-Retirement Fund	473564
Voya Target Retirement 2025 Fund	473557
Voya Target Retirement 2030 Fund	473558
Voya Target Retirement 2035 Fund	473559
Voya Target Retirement 2040 Fund	473560
Voya Target Retirement 2045 Fund	473561
Voya Target Retirement 2050 Fund	473562
Voya Target Retirement 2055 Fund	473563
Voya Target Retirement 2060 Fund	473566
Voya Target Retirement 2065 Fund	402324
Voya VACS Series EMHCD Fund	[TBD]
Voya VACS Series SC Fund	[TBD]
Voya Strategic Allocation Portfolios, Inc.
Voya Strategic Allocation Conservative Portfolio	464420
Voya Strategic Allocation Growth Portfolio	464418
Voya Strategic Allocation Moderate Portfolio	464416
Voya Variable Funds
Voya Growth and Income Portfolio	464402
Voya Variable Insurance Trust
VY® BrandywineGLOBAL – Bond Portfolio	405973
Voya Variable Portfolios, Inc.
Voya Emerging Markets Index Portfolio	472592

Fund	BNY Account Number
(domestic/global)
Voya Global High Dividend Low Volatility Portfolio	471145
Voya Index Plus LargeCap Portfolio	464406
Voya Index Plus MidCap Portfolio	464408
Voya Index Plus SmallCap Portfolio	464410
Voya International Index Portfolio	471167
Voya Russell™ Large Cap Growth Index Portfolio	471346
Voya Russell™ Large Cap Index Portfolio	471172
Voya Russell™ Large Cap Value Index Portfolio	471352
Voya Russell™ Mid Cap Growth Index Portfolio	471354
Voya Russell™ Mid Cap Index Portfolio	471168
Voya Russell™ Small Cap Index Portfolio	471166
Voya Small Company Portfolio	464414
Voya U.S. Bond Index Portfolio	471169
Voya VACS Index Series EM Portfolio	TBD
Voya VACS Index Series I Portfolio	TBD
Voya VACS Index Series MC Portfolio	TBD
Voya VACS Index Series SC Portfolio	TBD
Voya Variable Products Trust
Voya MidCap Opportunities Portfolio	464444
Voya SmallCap Opportunities Portfolio	464450